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                                                                    EXHIBIT 2.12

                                   PALM INC.

                                 NON-U.S. PLAN

     This document describes, by jurisdiction, the transfers of assets and liabilities from various foreign subsidiaries of 3Com Corporation to newly-formed subsidiaries of Palm, Inc. that will occur as part of the separation of the Palm business from the 3Com business. In certain jurisdictions, these transfers of assets and liabilities may result in the transfer, by operation of law, of those employees of the 3Com subsidiary who work in the Palm business. In these cases, the 3Com subsidiaries would be required to give prior written notice of the proposed transfers to the affected employees and consult with employees and/or employee representatives. If the transfer of employees does not occur as a matter of law, the appropriate Palm subsidiary will offer employment to the relevant employees on terms expected to be substantially the same as their current employment with the local 3Com subsidiary.

1.   Canada
     ------
          . Before the prescribed "Separation Date," Palm, Inc. will form a wholly-owned subsidiary in Canada (Palm Canada).

          . On the Separation Date, or as soon as practicable thereafter, Palm Canada will assume certain liabilities of 3Com Canada related to the Palm business. Concurrently, 3Com Canada will transfer to Palm Canada all of 3Com Canada's rights in those of its tangible assets related to the Palm business. The parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com Canada to Palm Canada.

2.   Mexico
     ------

          . Before the Separation Date, Palm will cause a legal entity to be registered or established in Mexico (Palm Mexico). Palm, Inc. will own all of the stock of Palm Mexico, either directly or through its wholly-owned Delaware subsidiary, Palm International, Inc.

          . On the Separation Date, or as soon as practicable thereafter, Palm Mexico may assume certain liabilities related to the Palm business from 3Com de Mexico. If so, 3Com de Mexico will pay Palm Mexico cash equal to the amount of the assumed liabilities.

3.   France
     ------

          . Before the Separation Date, Palm Technology Investment Holdings, a wholly-owned Irish subsidiary of Palm, Inc., will form Palm Ltd., a private liability company under the laws of England and Wales. Palm Ltd. will form a wholly-owned subsidiary in France ("Palm France"), which will be incorporated as an SAS (societe par actions simplifee).
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          .    On the Separation Date, or as soon as practicable thereafter,
               Palm France will assume certain liabilities of 3Com France related to the Palm business. Concurrently, 3Com France will transfer to Palm France all of 3Com France's rights in those of its tangible assets related to the Palm business. The parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com France to Palm France.

4.   Ireland
     -------

          . Before the Separation Date, Palm Technology Investment Holdings will form another Irish subsidiary, Palm Manufacturing Technologies Limited, which, after the Separation Date, will manufacture and procure Palm products.

5.   Italy
     -----
          . Before the Separation Date Palm Italia will be formed or established as either a limited liability company wholly-owned by Palm Ltd. or as a registered branch of Palm Ltd. or one of its European subsidiaries.

          . There are no Palm assets or liabilities in Italy to transfer to Palm Italia.

6.   Netherlands
     -----------
          . Before the Separation Date, Palm Ltd. will form a wholly-owned subsidiary under the laws of the Netherlands (Palm Netherlands), incorporated as a Dutch "BV."

          . On the Separation Date, or as soon as practicable thereafter, Palm Netherlands will assume certain liabilities of 3Com Benelux related to the Palm business. Concurrently, 3Com Benelux will transfer to Palm Netherlands all of 3Com Benelux's rights in those of its tangible assets related to the Palm business. The parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com Benelux to Palm Netherlands.

7.   Sweden
     ------
          . Before the Separation Date, Palm Ltd. will form a wholly-owned subsidiary under the laws of Sweden (Palm Sweden), incorporated as an "A/B."

          . On the Separation Date, or as soon as practicable thereafter, Palm Sweden will assume certain liabilities of 3Com Nordic A/B related to the Palm business. Concurrently, 3Com Nordic will transfer to Palm Sweden all of 3Com Nordic's rights in those of its tangible

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assets related to the Palm business.  The parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com Nordic to Palm Sweden.

8.   Switzerland
     -----------

          . Before the Separation Date, Palm Switzerland will be formed or established as either a wholly-owned subsidiary of Palm Ltd., incorporated as a Swiss GmbH or SARL, or as a registered branch of Palm Ltd. or one of its European subsidiaries.

          . There are no Palm assets or liabilities in Switzerland to transfer to Palm Switzerland.

9.   United Kingdom
     --------------

          . On the Separation Date, or as soon as practicable thereafter, Palm Ltd. will acquire the tangible assets owned by 3Com Europe Ltd., and will assume certain liabilities of 3Com Europe related to the Palm business. If the transaction is structured as a sale, the parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com Europe to Palm Ltd. The parties may, however, decide to structure the transaction in a form other than a sale.

10.  Australia
     ---------
          . Before the Separation Date, Palm Ltd. will form a wholly-owned private limited company under the laws New South Wales (Palm Australia).

          . On the Separation Date, or as soon as practicable thereafter, Palm Australia will assume certain liabilities of 3Com Australia related to the Palm business. Concurrently, 3Com Australia will transfer to Palm Australia all of 3Com Australia's rights in those of its tangible assets related to the Palm business. The parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com Australia to Palm Australia.

11.  Hong Kong
     ---------
          . Before the Separation Date, Palm Ltd. will form a wholly-owned limited liability company under Hong Kong law (Palm HK).

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          .    On the Separation Date, or as soon as practicable thereafter,
               Palm HK will assume certain liabilities of 3Com Asia Ltd. related to the Palm business. Concurrently, 3Com Asia will transfer to Palm HK all of 3Com Asia's rights in those of its tangible assets related to the Palm business. The parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com Asia to Palm HK.

12.  Japan
     -----
          . Before the Separation Date, Palm, Inc. will form a wholly-owned subsidiary (Palm K.K.), which will be incorporated as a kabushiki kaisha.

          . On the Separation Date, or as soon as practicable thereafter, Palm K.K. will assume certain liabilities of 3Com Japan K.K. related to the Palm business. Concurrently, 3Com Japan will transfer to Palm K.K. all of 3Com Japan's rights in those of its tangible assets related to the Palm business. The parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com Japan to Palm K.K.

13.  Singapore
     ---------
          . Before the Separation Date, Palm Ltd. will form a wholly-owned subsidiary (Palm Singapore), incorporated as a Singapore private limited company.

          . On the Separation Date, or as soon as practicable thereafter, 3Com Asia/Pacific will transfer to Palm, Inc. all of 3Com Asia/Pacific's rights in those of its tangible assets related to the Palm business. In consideration, Palm, Inc. will pay cash and assume certain liabilities of 3Com Asia/Pacific related to the Palm business.

          . On the Separation Date, or as soon as practicable thereafter, Palm Singapore will assume certain liabilities of 3Com South Asia related to the Palm business. Concurrently, 3Com South Asia will transfer to Palm Singapore all of 3Com South Asia's rights in those of its tangible assets related to the Palm business. The parties will settle in cash the difference between the fair market value of the transferred assets and the amount of the assumed liabilities. It is expected that the assumed liabilities will exceed the value of the transferred assets, so that the required cash payment would be made by 3Com South Asia to Palm Singapore.

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